UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 10, 2006

REMY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13683	35-1909253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of principal executive offices)	(Zip Code)

(765) 778-6499

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)	On February 10, 2006, Roderick English resigned his position of Senior Vice President, Human Resources and Communications of Remy International, Inc. (the “Company”) and entered into a Separation Agreement (the “Agreement”) with the Company. Under the terms of the Agreement, which is effective as of January 31, 2006, Mr. English will be placed on special assignment and receive his current monthly salary of $25,290 and benefits until October 31, 2006. Effective as of the close of business on November 1, 2006, Mr. English shall retire as an employee of the Company and will receive a monthly severance allowance in the amount of $25,290 until May 31, 2007 together with vested benefits.

The above is a brief summary of the Agreement and does not purport to be complete. A copy of the Agreement with Mr. English, dated January 31, 2006, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The content of such Exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 10.1:	Separation Agreement between Remy International, Inc. and Roderick English dated January 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2006	REMY INTERNATIONAL, INC.

	By:	/S/ Rajesh K. Shah
	Name:	Rajesh K. Shah
	Title:	Executive Vice President and
Chief Operating Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Separation Agreement between Remy International, Inc. and Roderick English dated January 31, 2006.